UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On December 16, 2021, Exela Technologies, Inc. (the "Company") commenced the Company's 2021 Annual Meeting of Stockholders (the "Annual Meeting") and adjourned the Annual Meeting until 10:00 am (Eastern Time) on Friday, December 31, 2021, due to lack of a quorum. The Annual Meeting was adjourned to allow the Company's stockholders additional time to vote on the proposals described in the Company's Proxy Statement for the Annual Meeting.

Stockholders will be able to attend the reconvened Annual Meeting by accessing the same link as previously provided. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect to the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting. The Company encourages all stockholders who have not yet voted to do so before Thursday, December 30, 2021 at 11:59 pm (Eastern Time).

The close of business on October 20, 2021 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Annual Meeting.

On December 20, 2021, the Company issued a press release announcing the adjournment of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 20, 2021
104	Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary